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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 9, 1997, with respect to the financial statements of Metroplex Hematology/Oncology Associates, L.L.P., included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-40073) and related Prospectus of Physician Health Corporation for the registration of shares of its common stock.

                                           /s/ Ernst & Young LLP

Dallas, Texas

February 10, 1998